EXHIBIT 99.1

Sportsman's Warehouse Holdings, Inc. Announces Second Quarter and First Half Fiscal Year 2021 Financial Results

WEST JORDAN, Utah, Sept. 01, 2021 (GLOBE NEWSWIRE) -- Sportsman's Warehouse Holdings, Inc. ("Sportsman's Warehouse" or the “Company”) (Nasdaq: SPWH) today announced financial results for the thirteen and twenty-six weeks ended July 31, 2021.

“The business continued to perform well during the second quarter,” said Jon Barker, Sportsman’s Warehouse CEO. “While second quarter same store sales decreased 9.9% compared to the same period last year, I believe this was a favorable result considering the many factors that drove our elevated second quarter 2020 sales. For the first half of fiscal year 2021, same store sales increased 3.4% compared to the same period last year.”

Mr. Barker continued, “We believe customers are responding favorably to our brand, product assortment, and customer service. I am grateful to the entire Sportsman’s Warehouse team who continue to provide outstanding gear and exceptional service to inspire outdoor memories.”

Pending Merger with Great Outdoors Group, LLC

As previously announced on December 21, 2020, Great Outdoors Group, LLC has agreed to acquire Sportsman’s Warehouse Holdings, Inc. for $18.00 per share in an all cash transaction. The transaction was approved by the board of directors of Sportsman’s Warehouse and subsequently approved by the stockholders of Sportsman’s Warehouse at the special stockholders meeting held on March 23, 2021. Completion of the merger is subject to the satisfaction of several conditions, including the expiration or termination of any applicable waiting period (and any extensions thereof) relating to the merger under the Hart-Scott-Rodino Act. Assuming receipt of required clearance pursuant to the Hart-Scott-Rodino Act and timely satisfaction of other conditions to closing, we currently expect the closing of the merger to occur in the second half of calendar year 2021.

Due to the pending acquisition by Great Outdoors Group, LLC, Sportsman’s Warehouse management will not be hosting an earnings conference call and will not be providing forward looking guidance.

For the thirteen weeks ended July 31, 2021:

  Net sales were $361.8 million, a decrease of $19.2 million, or 5.0%, compared to the second quarter of fiscal year 2020. The net sales decrease was primarily due to lower demand across our hunting and shooting, fishing and camping categories compared to significantly elevated sales in the prior year period.

  Same store sales decreased 9.9% during the second quarter of 2021 compared to the second quarter of 2020.

  Gross profit was $120.1 million, or 33.2% of net sales, compared to $129.1 million, or 33.9% of net sales in the comparable prior year period, a year-over-year decrease of $9.0 million in gross profit and a 70-basis point decrease in gross profit margin.

  Net income was $17.7 million compared to net income of $32.5 million in the second quarter of 2020. Adjusted net income was $19.5 million compared to adjusted net income of $33.6 million in the second quarter of 2020 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $35.2 million compared to $53.6 million in the comparable prior year period (see "GAAP and Non-GAAP Measures").

  Diluted earnings per share were $0.40 compared to a diluted earnings per share of $0.73 in the comparable prior year period. Adjusted diluted earnings per share were $0.44 compared to adjusted diluted earnings per share of $0.76 for the comparable prior year period (see "GAAP and Non-GAAP Measures").

For the twenty-six weeks ended July 31, 2021:

  Net sales were $688.8 million, an increase of $60.9 million, or 9.7%, compared to the first half of fiscal year 2020. The net sales increase was primarily due to increased demand across all categories, as well as strong growth in our ecommerce platform compared to the prior year period.

  Same store sales increased 3.4% during the first half of 2021 compared to the first half of 2020.

  Gross profit was $224.1 million, or 32.5% of net sales, compared to $203.9 million, or 32.5% of net sales in the comparable prior year period, a year-over-year decrease of $20.2 million in gross profit.

  Net income was $28.2 million compared to net income of $31.3 million in the first half of 2020. Adjusted net income was $32.0 million compared to adjusted net income of $34.0 million in the first half of 2020 (see “GAAP and Non-GAAP Measures”).

  Adjusted EBITDA was $58.7 million compared to $61.8 million in the comparable prior year period (see "GAAP and Non-GAAP Measures").

  Diluted earnings per share were $0.63 compared to a diluted earnings per share of $0.71 in the comparable prior year period. Adjusted diluted earnings per share were $0.72 compared to adjusted diluted earnings per share of $0.77 for the comparable prior year period (see "GAAP and Non-GAAP Measures").

Balance sheet highlights as of July 31, 2021:

  Total net debt was $17.6 million at the end of the second quarter of fiscal year 2021, comprised of $2.6 million of cash on hand and $20.2 million of borrowings outstanding under the Company’s revolving credit facility.

  Total liquidity was $188.6 million as of the end of the second quarter of fiscal 2021 with $186.0 million of availability on the revolving credit facility and $2.6 million of cash on hand.

Non-GAAP Information

This press release includes the following financial measures defined as non-GAAP financial measures by the Securities and Exchange Commission (the “SEC”): adjusted net income, adjusted diluted earnings per share, and Adjusted EBITDA. The Company defines adjusted net income as net income, plus expenses incurred relating to bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19, expenses incurred relating to the acquisition of Field and Stream store locations and the pending merger with the Great Outdoors Group, LLC, and the costs and impairments recorded relating to the closure of one store during the first quarter of 2020, less recognized tax benefits, as applicable. The Company defines adjusted diluted earnings per share as adjusted net income divided by diluted weighted average shares outstanding. The Company defines Adjusted EBITDA as net income plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation expense, bonuses and increased wages paid to front-line and non-executive back office associates due to COVID-19, expenses incurred relating to the acquisition of Field and Stream store locations and the pending merger with the Great Outdoors Group, LLC, pre-opening expenses, and the costs and impairments recorded relating to the closure of one store during the first quarter of 2020. The Company has reconciled these non-GAAP financial measures with the most directly comparable GAAP financial measures under “GAAP and Non-GAAP Measures” in this release. The Company believes that these non-GAAP financial measures not only provide its management with comparable financial data for internal financial analysis but also provide meaningful supplemental information to investors. Specifically, these non-GAAP financial measures allow investors to better understand the performance of the Company’s business and facilitate a more meaningful comparison of its diluted earnings per share and actual results on a period-over-period basis. The Company has provided this information as a means to evaluate the results of its ongoing operations. Other companies in the Company’s industry may calculate these items differently than the Company does. Each of these measures is not a measure of performance under GAAP and should not be considered as a substitute for the most directly comparable financial measures prepared in accordance with GAAP. Non-GAAP financial measures have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 as contained in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements in this release include, but are not limited to, statements regarding our ability to close on the planned merger with Great Outdoors Group, LLC. Investors can identify these statements by the fact that they use words such as "continue", "expect", "may", “opportunity”, "plan", "future", “ahead” and similar terms and phrases. The Company cannot assure investors that future developments affecting the Company will be those that it has anticipated. Actual results may differ materially from these expectations due to many factors including, but not limited to: the potential impact of, and any potential developments related to, the pending merger with Great Outdoors Group, including the risk that the conditions to the consummation of the merger are not satisfied or waived, litigation challenging the merger, the impact on our stock price, business, financial condition and results of operations if the merger is not consummated, and the potential negative impact to our business and employee relationships due to the merger; current and future government regulations, in particular regulations relating to the sale of firearms and ammunition, which may impact the supply and demand for the Company’s products and the Company’s ability to conduct its business; the impacts of COVID-19 and measures intended to reduce its spread on the Company’s operations; the Company’s retail-based business model, which is impacted by general economic, market and financial uncertainties that may cause a decline in consumer spending; the Company’s concentration of stores in the Western United States, which makes the Company susceptible to adverse conditions in this region and could affect the Company’s sales and cause its operating results to suffer; the highly fragmented and competitive industry in which the Company operates and the potential for increased competition; changes in consumer demands, including regional preferences, which the Company may not be able to identify and respond to in a timely manner; the Company’s entrance into new markets or operations in existing markets, which may not be successful; and other factors that are set forth in the Company's filings with the SEC, including under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 30, 2021 which was filed with the SEC on April 2, 2021, and the Company’s other public filings made with the SEC and available at www.sec.gov. If one or more of these risks or uncertainties materialize, or if any of the Company’s assumptions prove incorrect, the Company’s actual results may vary in material respects from those projected in these forward-looking statements. Any forward-looking statement made by the Company in this release speaks only as of the date on which the Company makes it. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

About Sportsman's Warehouse Holdings, Inc.

Sportsman’s Warehouse Holdings, Inc. is an outdoor specialty retailer focused on meeting the needs of the seasoned outdoor veteran, the first-time participant, and everyone in between. We provide outstanding gear and exceptional service to inspire outdoor memories.

For press releases and certain additional information about the Company, visit the Investor Relations section of the Company's website at www.sportsmans.com.

Investor Contacts:
Robert Julian, Chief Financial Officer
Caitlin Howe, Vice President, Corporate Development & Investor Relations
(801) 566-6681
investors@sportsmans.com

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	For the Thirteen Weeks Ended

	July 31, 2021	% of net sales	August 1, 2020	% of net sales	YOY Variance

Net sales	$361,778	100.0%	$380,989	100.0%	$(19,211)
Cost of goods sold	241,724	66.8%	251,896	66.1%	(10,172)
Gross profit	120,054	33.2%	129,093	33.9%	(9,039)

Operating expenses:
Selling, general and administrative expenses	95,870	26.5%	83,606	21.9%	12,264
Income from operations	24,184	6.7%	45,487	12.0%	(21,303)
Interest expense	266	0.1%	1,017	0.3%	(751)
Income before income tax expense	23,918	6.6%	44,470	11.7%	(20,552)
Income tax expense	6,195	1.7%	12,009	3.2%	(5,814)
Net income	$17,723	4.9%	$32,461	8.5%	$(14,738)

Earnings per share
Basic	$0.40		$0.75		$(0.34)
Diluted	$0.40		$0.73		$(0.34)

Weighted average shares outstanding
Basic	43,860		43,537		323
Diluted	44,716		44,368		348

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Income (Unaudited)
(in thousands, except per share data)

	For the Twenty-Six Weeks Ended

	July 31, 2021	% of net sales	August 1, 2020	% of net sales	YOY Variance

Net sales	$688,770	100.0%	$627,824	100.0%	$60,946
Cost of goods sold	464,669	67.5%	423,957	67.5%	40,712
Gross profit	224,101	32.5%	203,867	32.5%	20,234

Operating expenses:
Selling, general and administrative expenses	186,289	27.0%	158,825	25.3%	27,464
Income from operations	37,812	5.5%	45,042	7.2%	(7,230)
Interest expense	492	0.1%	2,551	0.4%	(2,059)
Income before income tax expense	37,320	5.4%	42,491	6.8%	(5,171)
Income tax expense	9,147	1.3%	11,160	1.8%	(2,013)
Net income	$28,173	4.1%	$31,331	5.0%	$(3,158)

Earnings per share
Basic	$0.64		$0.72		$(0.08)
Diluted	$0.63		$0.71		$(0.08)

Weighted average shares outstanding
Basic	43,775		43,430		345
Diluted	44,600		44,098		502

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Balance Sheets (Unaudited)
(in thousands)

Assets
	July 31, 2021	January 30, 2021
Current assets:
Cash	$2,620	$65,525
Accounts receivable, net	616	581
Merchandise inventories	367,351	243,434
Prepaid expenses and other	12,373	15,113
Total current assets	382,960	324,653
Operating lease right of use asset	251,684	235,262
Property and equipment, net	109,592	99,118
Goodwill	1,496	1,496
Definite lived intangible assets, net	270	289
Total assets	$746,002	$660,818

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$103,136	$77,441
Accrued expenses	112,853	109,056
Operating lease liability, current	38,741	36,014
Income taxes payable	2,251	4,917
Revolving line of credit	20,191	-
Total current liabilities	277,172	227,428

Long-term liabilities:
Deferred income taxes	196	434
Operating lease liability, noncurrent	236,027	228,296
Total long-term liabilities	236,223	228,730
Total liabilities	513,395	456,158

Stockholders’ equity:
Common stock	438	436
Additional paid-in capital	89,587	89,815
Accumulated earnings	142,582	114,409
Total stockholders’ equity	232,607	204,660
Total liabilities and stockholders' equity	$746,002	$660,818

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
Condensed Consolidated Statements of Cash Flows (Unaudited)
(in thousands)

	July 31, 2021	August 1, 2020
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$28,173	$31,331
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation and amortization	12,116	10,670
Amortization of discount on debt and deferred financing fees	126	311
Amortization of Intangible assets	20	10
Loss on asset dispositions	-	803
Noncash operating lease expense	7,962	13,787
Deferred income taxes	(238)	2,908
Stock based compensation	2,043	1,554
Change in assets and liabilities, net of amounts acquired:
Accounts receivable, net	(35)	353
Operating lease liabilities	(13,926)	(15,807)
Merchandise inventory	(123,917)	(16,943)
Prepaid expenses and other	2,614	(3,863)
Accounts payable	21,349	87,665
Accrued expenses	(1,403)	24,866
Income taxes payable and receivable	(2,666)	8,103
Net cash provided by (used in) operating activities	(67,782)	145,748

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment, net of amounts acquired	(17,936)	(8,579)
Acquisition of Field and Stream stores, net of cash acquired	-	(3,444)
Net cash used in investing activities	(17,936)	(12,023)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net (payments) borrowings on line of credit	20,191	(113,220)
Increase in book overdraft	4,891	4,512
Proceeds from issuance of common stock per employee stock purchase plan	-	273
Payment of withholdings on restricted stock units	(2,269)	(687)
Principal payments on long-term debt	-	(14,000)
Net cash provided by (used in) financing activities	22,813	(123,122)

Net change in cash	(62,905)	10,603
Cash at beginning of year	65,525	1,685
Cash at end of period	$2,620	$12,288

SPORTSMAN’S WAREHOUSE HOLDINGS, INC.
GAAP and Non-GAAP Measures (Unaudited)
(in thousands, except per share data)

Reconciliation of GAAP net income and GAAP dilutive earnings per share to adjusted net income and adjusted diluted earnings per share:

	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Numerator:
Net income	$17,723	$32,461	$28,173	$31,331
Acquisition costs (1)	2,461	6	5,306	35
Hazard pay (2)	-	1,500	-	2,600
Store closing write-off (3)	-	-	-	1,039
Less tax benefit	(663)	(408)	(1,433)	(997)
Adjusted net income	$19,521	$33,559	$32,046	$34,008

Denominator:
Diluted weighted average shares outstanding	44,716	44,368	44,600	44,098

Reconciliation of earnings per share:
Dilutive earnings per share	$0.40	$0.73	$0.63	$0.71
Impact of adjustments to numerator and denominator	0.04	0.03	0.09	0.06
Adjusted diluted earnings per share	$0.44	$0.76	$0.72	$0.77

Reconciliation of net income to adjusted EBITDA:
	For the Thirteen Weeks Ended		For the Twenty-Six Weeks Ended
	July 31, 2021	August 1, 2020	July 31, 2021	August 1, 2020
Net income	$17,723	$32,461	$28,173	$31,331
Interest expense	266	1,017	492	2,551
Income tax expense (benefit)	6,195	12,009	9,147	11,160
Depreciation and amortization	6,360	5,318	12,136	10,681
Stock-based compensation expense (4)	1,027	818	2,043	1,554
Pre-opening expenses (5)	1,183	431	1,378	819
Acquisition costs (1)	2,461	6	5,306	35
Hazard pay (2)	-	1,500	-	2,600
Store closing write-off (3)	-	-	-	1,039
Adjusted EBITDA	$35,215	$53,560	$58,675	$61,770

(1) Expenses incurred relating to the acquisition of Field & Stream locations in 2020 and the pending merger with the Great Outdoors Group, LLC in 2021.
(2) Expenses incurred relating to bonuses and increased wages paid to front-line and non-executive back office associates due to the COVID-19 pandemic.
(3) Costs and impairments recorded relating to the closure of one store during the first quarter of 2020.
(4) Stock-based compensation expense represents non-cash expenses related to equity instruments granted to employees under our 2019 Performance Incentive Plan and employee stock purchase plan.
(5) Pre-opening expenses include expenses incurred in the preparation and opening of a new store location, such as payroll, travel and supplies, but do not include the cost of the initial inventory or capital expenditures required to open a new store location.